Exhibit A
                                     70-8205

                                CSW ENERGY, INC.
                        LETTERS OF CREDIT AND GUARANTEES
                 ISSUED IN CONJUNCTION WITH PROJECT DEVELOPMENT

                              at September 30, 1999



                              FEES   FEES   REFERENCE
PROJECT     *     AMOUNT      PD    PAYABLE  NUMBER    MATURITY        BENEFICIARY         OBLIGOR      PURPOSE      AUTHORITY


Frontera    G    $2,000,000   N/A     N/A      N/A     February 2000   Duke Fluor Daniel     CSWE    EPC Support LC   70-8205



     *  G   - Guarantee